EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT





We consent to the use in the Registration Statement (Form SB-2) and Prospectus of Simtek Corporation of our report dated February 5, 2001, accompanying the financial statements of Simtek Corporation contained in such Registration Statement, and to the use of our name and the statement with respect to us, as appearing under the heading "Experts" in the Prospectus.



/s/ Hein + Associates LLP
HEIN + ASSOCIATES LLP

Denver, Colorado
June 27, 2001